Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V90008-P42813-Z91841-Z91842 You invested in API GROUP CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2026 at 8:30 a.m. Central Time via a live webcast at: www.virtualshareholdermeeting.com/APG2026 Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For Participants in (1) the APi Group 401(k) & Profit Sharing Plan and/or (2) the APi Group Safe Harbor 401(k) & Profit Sharing Plan: You must vote these shares no later than 10:59 p.m. Central on May 12, 2026 For Participants in the Vipond Inc. Employees’ Profit Sharing Plan: You must vote these shares no later than 10:59 p.m. Central on May 14, 2026 API GROUP CORPORATION ATTN: LOUIS B. LAMBERT 1100 OLD HIGHWAY 8 NW NEW BRIGHTON, MN 55112-6447 API GROUP CORPORATION 2026 Annual Meeting

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V90009-P42813-Z91841-Z91842 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters. 1. To elect nine directors for a one-year term expiring at the 2027 Annual Meeting of Shareholders: Nominees: 1a. Sir Martin E. Franklin For 1b. James E. Lillie For 1c. Ian G.H. Ashken For 1d. Russell A. Becker For 1e. Paula D. Loop For 1f. Anthony E. Malkin For 1g. Thomas V. Milroy For 1h. Cyrus D. Walker For 1i. Carrie A. Wheeler For 2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year. For 3. To approve, on an advisory basis, the compensation of our named executive officers. For 4. To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our named executive officers. 1 Year